Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

CSC Collective Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share	(1)	457(o)		$	$17,250,000.00	0.0001381	$2,382.23
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.001 per share	(2)	457(o)		$	$8,625,000.00		$1,320.49

Total Offering Amounts:							$25,875,000.00		3,702.72
Total Fees Previously Paid:									1,320.49
Total Fee Offsets:									0.00
Net Fee Due:									$2,382.23

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares, par value $0.001 per share, of the registrant (the “Class A Ordinary Shares”), as may be issued or issuable because of share splits, share dividends and similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Includes the Class A Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares, par value $0.001 per share, of the registrant (the “Class A Ordinary Shares”), as may be issued or issuable because of share splits, share dividends and similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Includes the Class A Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.